UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 20, 2013

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

Due to certain accounting requirements related to unvested restricted stock awards, in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 ("10-K") filed today, the earnings per share for the 2013 fiscal year and for the quarter ended September 30, 2013 have been corrected from the numbers reported in the Company's press release dated October 29, 2013.  For the 2013 fiscal year, the diluted earnings per share have been corrected to $2.14 (as opposed to $2.16 in the press release), and for the quarter ended September 30, 2013 the diluted earnings per share have been corrected to $.69 (as opposed to $.70 in the press release).  Similar corrections were made for basic earnings per share in the 10-K.  The corrections have been made to account for the effects of unvested restricted stock awards with a right to receive non-forfeitable dividends, which are participating securities under the two-class method as prescribed by ASC 260, Earnings Per Share.  The Company has concluded that the impacts of the earnings per share differences are not material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: November 20, 2013	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]

3